CrossAmerica Partners LP Reports First Quarter 2015 Results

- Generated total gross profit of $35.0 million compared to first quarter 2014 total gross profit of $16.7 million, an increase of 110%.
-The Partnership generated $1.1 million in income in the first quarter from the equity interest in CST Fuel Supply.
- Total gallons distributed was 240.7 million compared to first quarter 2014 volume of 159.7 million gallons of fuel, a 51% increase.
- Generated Distributable Cash Flow of $10.1 million compared to $7.5 million for the same period in 2014.
Allentown, PA, May 8, 2015 – CrossAmerica Partners LP (NYSE: CAPL), headquartered in Allentown, PA, a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels, today reported financial results for the first quarter ended March 31, 2015.
Three Months Results
"During the first quarter, we saw solid growth in our wholesale fuel supply sales and rental income, thanks to our acquisitions and partnership with CST Brands. Our consolidated fuel sales saw a 51 percent increase in gallons sold and our rental income grew 10 percent,” said Joe Topper, CEO of CrossAmerica Partnership.  “We have also positioned ourselves for future growth with $125 million in acquisitions during this quarter and further consolidated our strong partnership with CST Brands allowing for future strategic acquisitions in the years ahead.”
For the three month period ended March 31, 2015, we reported revenue of $484.6 million compared to $482.0 million in revenue for the first quarter 2014.
Wholesale Segment
During the first quarter 2015, we distributed, on a wholesale basis, 233.8 million gallons of motor fuel at an average wholesale gross margin of $0.056 per gallon, resulting in a wholesale gross profit of $13.1 million. For the three month period ending March 31, 2014, we distributed, on a wholesale basis, 159.6 million gallons of fuel at an average wholesale gross margin of $0.059 per gallon, resulting in a wholesale gross profit of $9.4 million. The increase of 40% in gross profit from wholesale fuel sales for the first quarter 2015 relative to 2014 was attributable to a 47% increase in volume, from the acquisitions that have been completed since the first quarter 2014 offset by certain marketplace volume declines and the closure of certain sites. Wholesale fuel margin per gallon for the quarter was approximately 5% lower relative to the first quarter 2014, primarily due to the decline in purchase discounts provided to us by suppliers due to the lower fuel prices. The Partnership receives certain discounts from suppliers based on a percentage of the purchase price of fuel and the dollar value of these discounts varies with the fuel price.
Our gross profit from our Other revenues for the wholesale segment, which primarily consist of rental income, was $8.0 million for the first quarter of 2015 compared to $6.1 million for the same period in 2014. The increase in rental income was associated with our previously announced acquisitions of Nice N Easy and Landmark stores, which we lease to CST.
Retail Segment
For the first quarter 2015, we sold 46.4 million gallons at an average retail motor fuel gross margin of $0.102 per gallon, net of commissions and credit card fees, resulting in a retail gross profit of $4.7 million. For the same period in 2014, we sold 15.3 million gallons at an average retail motor fuel gross margin of $0.021 per gallon, net of commissions and credit card fees, resulting in a retail gross profit of $0.3 million. The increase in retail gross profit from retail motor fuel sales for the first quarter of 2015 relative to 2014 was due to an increase in the number of sites. During the quarter, we also generated $7.8 million in gross margin from the sale of food and merchandise from the acquisitions of Petroleum Marketers, Inc. ("PMI") and Erickson Oil Products, Inc. ("Erickson"). We did not have retail food and merchandise operations in the first quarter of 2014.
Non-GAAP Metrics
Distributable Cash Flow (See Supplemental Disclosure Regarding Non-GAAP Financial Information below) was $10.1 million for the three month period ended March 31, 2015 compared to $7.5 million for the same period in 2014. The increase in Distributable Cash Flow was due primarily to an increase in overall gross profit, when compared to the same period in 2014. Distributable Cash Flow per diluted limited partner unit was $0.41 for the three months ended March 31, 2015 compared to $0.40 for the same period in 2014. Included in the EBITDA, Adjusted EBITDA and Distributable Cash figures are $1.0 million in acquisition expenses and $2.9 million in equity-based incentive compensation expense.

Liquidity and Capital Resources
For the quarter ended March 31, 2015, cash flow provided by operating activities totaled $10.9 million. Cash flow used in investing activities was $125.7 million, primarily related to acquisitions. Cash flow used in financing activities was $104.5 million. Overall, cash decreased by $10.3 million. Cash, as of March 31, 2015, was $4.9 million.
Total capital expenditures, excluding acquisitions, for the three months ended March 31, 2015 were $0.5 million.

Distributions
The Board of the Directors of our General Partner declared a quarterly distribution of $0.5425 per unit on February 27, 2015 with respect to the fourth quarter of 2014. The distribution was paid on March 17, 2015 to all unitholders of record as of March 9, 2015.  We anticipate that the Board of Directors will consider the declaration of future distributions with respect to the first quarter of 2015 at its next scheduled Board meeting in June, to align the distribution declaration and payment with CST’s dividend declaration and payment schedule.  The amount and timing of any distribution is subject to the discretion of the Board of Directors of our General Partner.

Conference Call
The Company will host a conference call on May 8, 2015 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss first quarter earnings results. The conference call numbers are 800-774-6070 or 630-691-2753 and the passcode for both is 5854571#. A live audio webcast of the conference call and the related earnings materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the CrossAmerica website (www.crossamericapartners.com). To listen to the audio webcast, go to http://www.crossamericapartners.com/en-us/investors/eventsandpresentations. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are 888-843-7419 or 630-652-3042 and the passcode for both is 5854571#. An archive of the webcast will be available on the investor section of the CrossAmerica website at www.crossamericapartners.com/en-us/investors/eventsandpresentations within 24 hours after the call for a period of sixty days.

CROSSAMERICA PARTNERS LP
CONSOLIDATED STATEMENTS OF INCOME
(Thousands of Dollars, Except per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Operating revenues(a)	$484,647	$482,021
Cost of sales(b)	449,651	465,354
Gross profit	34,996	16,667

Income from CST Fuel Supply equity	1,098	—
Operating expenses:
Operating expenses	13,737	2,168
General and administrative expenses	11,318	4,527
Depreciation, amortization and accretion expense	11,502	5,966
Total operating expenses	36,557	12,661
Gain on sales of assets, net	30	1,480
Operating income (loss)	(433)	5,486
Other income, net	59	104
Interest expense	(4,278)	(4,027)
Income (loss) before income taxes	(4,652)	1,563
Income tax expense (benefit)	(1,681)	135
Consolidated net income (loss)	(2,971)	1,428
Net loss attributable to noncontrolling interests	5	—
Net income (loss) attributable to CrossAmerica limited partners	(2,966)	1,428
Distributions to incentive distribution right holders	(170)	(31)
Net income (loss) available to CrossAmerica limited partners	$(3,136)	$1,397
Net income (loss) per CrossAmerica limited partner unit:
Basic earnings per common unit	$(0.13)	$0.07
Diluted earnings per common unit	$(0.13)	$0.07
Basic and diluted earnings per subordinated unit	$(0.13)	$0.07
Weighted-average CrossAmerica limited partner units:
Basic common units	16,935,125	11,115,643

Diluted common units(c)	17,057,909	11,156,261
Basic and diluted subordinated units	7,525,000	7,525,000
Total diluted common and subordinated units(c)	24,582,909	18,681,261

Supplemental information:
(a) Includes excise taxes of:	$20,511	$8,314
(a) Includes revenues from fuel sales to related parties of:	$98,924	$198,211
(a) Includes income from rentals of:	$11,732	$10,695
(b) Includes expenses from fuel sales to related parties of:	$96,040	$194,627
(b) Includes expenses from rentals of:	$3,522	$3,815
(c) Diluted common units are not used in the calculation of diluted earnings per common unit because to do so would be antidilutive.

Segment Results
Wholesale
The following table highlights the results of operations and certain operating metrics of our Wholesale segment. The narrative following these tables provides an analysis of the results of operations of that segment (thousands of dollars, except for the number of distribution sites and per gallon amounts):

	Three Months Ended March 31,
	2015	2014
Operating revenues:
Motor fuel–third party	$273,375	$243,482
Motor fuel–intersegment and related party	165,475	219,090
Motor fuel operating revenues	438,850	462,572
Other(a)	11,209	9,778
Total operating revenues	$450,059	$472,350
Gross profit:
Motor fuel–third party	$7,148	$4,683
Motor fuel–intersegment and related party	5,984	4,677
Motor fuel gross profit	13,132	9,360
Other(b)	7,967	6,142
Total gross profit	21,099	15,502

Income from CST Fuel Supply(c)	1,098	—
Operating expenses	3,723	1,833
Depreciation, amortization and accretion expense	8,773	5,479
Gain on sales of assets, net	30	1,480
Operating income	$9,731	$9,670

Motor fuel distribution sites (end of period):(d)
Motor fuel–third party
Independent dealers	387	249
Lessee dealers	277	238
Total motor fuel sites–third party	664	487

Motor fuel–intersegment and related party
Affiliated dealers (related party)	199	259
CST (related party)	43	—
Commission agents (retail segment)	77	55
Retail convenience stores (retail segment)	138	—
Total motor fuel sites–intersegment and related party	457	314

Motor fuel distribution sites (average during the period):
Motor fuel-third party sites	678	488
Motor fuel-related party sites	431	319

	Three Months Ended March 31,
	2015	2014

Total volume of gallons distributed (in thousands)	233,812	159,581

Motor fuel gallons distributed per site per day (in thousands):(e)
Motor fuel–third party sites
Total weighted average motor fuel distributed–third party sites	2,226	2,071
Independent dealers	2,643	2,125
Lessee dealers	1,299	1,388

Motor fuel–intersegment and related party sites
Total weighted average motor fuel distributed–intersegment and related party sites	2,527	2,393
Affiliated dealers (related party)	2,259	2,248
CST (related party)	4,506	—
Commission agents (retail segment)	2,629	3,097
Retail convenience stores (retail segment)	2,210	—

Wholesale margin per gallon–total system	$0.0562	$0.0587
Wholesale margin per gallon–third party	$0.0527	$0.0515
Wholesale margin per gallon–intersegment and related party	$0.0610	$0.0681

(a)	Primarily consists of rental income.

(b)	Primarily consists of rental income, net of rent expense on subleased properties.

(c)	Represents distributions from our ownership in CST Fuel Supply.

(d)	In addition, we distribute motor fuel to 16 sub-wholesalers who distribute to additional sites.

(e)	Includes 39.5 million and 15.2 million gallons of intersegment volumes distributed from our wholesale segment to our retail segments three months ended March 31, 2015 and 2014, respectively.

Retail
The following table highlights the results of operations and certain operating metrics of our Retail segment. The narrative following these tables provides an analysis of the results of operations of that segment (thousands of dollars, except for the number of convenience stores and per gallon amounts):

	Three Months Ended March 31,
	2015	2014
Operating revenues:
Motor fuel	$106,193	$53,302
Merchandise	34,863	—
Other(a)	1,847	1,054
Total operating revenues	$142,903	$54,356
Gross profit:
Motor fuel	$4,717	$321
Merchandise	7,775	—
Other	1,567	875
Total gross profit	14,059	1,196
Operating expenses	10,014	335
Depreciation, amortization and accretion expense	2,729	487
Operating income	$1,316	$374

Retail sites (end of period):
Commission agents(b)	77	55
Company operated convenience stores(c)	145	—
Total system sites at the end of the period	222	55

Total system operating statistics:
Average retail sites during the period	195	55
Motor fuel sales (gallons per site per day)	2,646	3,097
Motor fuel gross profit per gallon, net of credit card fees and commissions	$0.1018	$0.0211
Commission agents statistics:
Average retail sites during the period	77	55
Motor fuel sales (gallons per site per day)	2,629	3,097
Motor fuel gross profit per gallon, net of credit card fees and commissions	$0.0392	$0.0211
Company operated convenience store retail site statistics:
Average retail sites during the period	118	n/a
Motor fuel sales (gallons per site per day)	2,657	n/a
Motor fuel gross profit per gallon, net of credit card fees	$0.1418	n/a

Merchandise sales (per site per day)	$3,279	n/a
Merchandise gross profit percentage, net of credit card fees	22.3%	n/a

a)	Primarily consists of rental income and car wash revenues.

b)
A commission agent site is a site where we own or lease the property and then lease or sublease the site to the commission agent, who pays rent to us and operates all of the non-fuel related operations at the sites for their own account.

c)	Our company operated retail convenience stores are classified as non-core to the consolidated operations of CST.

Supplemental Disclosure Regarding Non-GAAP Financial Information
We use the non-GAAP financial measures EBITDA, Adjusted EBITDA and Distributable Cash Flow in this report. EBITDA represents net income before deducting interest expense, income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA as further adjusted to exclude gains or losses on sales of assets, equity-based incentive compensation, equity-based director compensation and acquisition related costs and severance expenses. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures net of any reimbursements and current income tax expense.
EBITDA, Adjusted EBITDA and Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and our ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess the operating performance of our business on a consistent basis by excluding the impact of sales of our assets which do not result directly from our wholesale distribution of motor fuel and our leasing of real property. EBITDA, Adjusted EBITDA and Distributable Cash Flow are also used to assess our ability to generate cash sufficient to make distributions to our unit-holders.
We believe the presentation of EBITDA, Adjusted EBITDA and Distributable Cash Flow provides useful information to investors in assessing our financial condition and results of operations. EBITDA, Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA, Adjusted EBITDA and Distributable Cash Flow may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
 The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

Three Months Ended March 31,
2015	2014
Net income (loss) available to CrossAmerica limited partners	$(3,136)	$1,397
Interest expense	4,278	4,027
Income tax expense (benefit)	(1,681)	135
Depreciation, amortization and accretion	11,502	5,966
EBITDA	$10,963	$11,525
Equity-based incentive compensation expense	2,942	914
Gain on sales of assets, net	(30)	(1,480)
Acquisition costs(a)	1,002	313
Inventory fair value adjustments	706	—
Adjusted EBITDA	$15,583	$11,272
Cash interest expense	(3,909)	(3,044)
Sustaining capital expenditures(b)	(520)	(559)
Current income tax expense	(1,059)	(144)
Distributable Cash Flow	$10,095	$7,525

Diluted common and subordinated units	24,583	18,681

Distributable Cash Flow per diluted limited partner unit	$0.4106	$0.4028
Distributions paid per limited partner unit	$0.5425	$0.5125
Distribution coverage	0.76	x	0.79	x

(a)	Relates to certain discrete acquisition related costs, such as legal and other professional fees and severance expenses associated with recently acquired companies.

(b)
Under our partnership agreement, sustaining capital expenditures are capital expenditures made to maintain our long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain our sites in leasable condition, such as parking lot or roof replacement/renovation, or to replace equipment required to operate our existing business.

About CrossAmerica Partners LP
CrossAmerica Partners, headquartered in Allentown, PA, is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of CST Brands, Inc., one of the largest independent retailers of motor fuels and convenience merchandise in North America. Formed in 2012, CrossAmerica Partners distributes fuel to over 1,100 locations and owns or leases nearly 750 sites in twenty-one states: Pennsylvania, New Jersey, Ohio, Florida, New York, Massachusetts, Kentucky, New Hampshire, Maine, Tennessee, Maryland, Delaware, Illinois, Indiana, West Virginia, Virginia, Texas, Minnesota, Michigan, Wisconsin, and South Dakota. The Partnership has long-term established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf and Citgo. CrossAmerica Partners ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for additional brands. For additional information, please visit www.crossamericapartners.com.
Contacts
Investors: Karen Yeakel, Vice President – Investor Relations, 610-625-8126
Randy Palmer, Director – Investor Relations, 210-692-2160

Safe Harbor Statement
Statements contained in this release that state the Company’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” "target" and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica's Form 10-Q or Form 10-K filed with the Securities and Exchange Commission, and available on the CrossAmerica's website at www.crossamericapartners.com. The Partnership undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.